Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Brian Pinheiro, Interim Chief Financial Officer and Chief Risk Officer Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3223 www.northeastbank.com

Northeast Bancorp Reports First Quarter Results and Declares Dividend

Lewiston, ME (October 24, 2017) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $3.8 million, or $0.42 per diluted common share, for the quarter ended September 30, 2017, compared to net income of $1.8 million, or $0.19 per diluted common share, for the quarter ended September 30, 2016.

The Board of Directors has also declared a cash dividend of $0.01 per share, payable on November 20, 2017 to shareholders of record as of November 6, 2017.

“We began our fiscal year with a solid quarter,” said Richard Wayne, President and Chief Executive Officer. “Our earnings of $0.42 per diluted common share, compared to $0.19 per diluted share in the quarter ended September 30, 2016, were positively affected by transactional income from loan payoffs in the purchased portfolio and gains from the sale of SBA and residential loans. This helped us achieve a return on equity of 12.0%, compared to 6.1% in the quarter ended September 30, 2016, as well as a return on assets of 1.4% and an efficiency ratio of 57.1%.”

As of September 30, 2017, total assets were $1.0 billion, a decrease of $27.2 million, or 2.5%, from total assets of $1.1 billion as of June 30, 2017. The principal components of the change in the balance sheet follow:

1.

$74.4 million of loans were originated or acquired during the quarter ended September 30, 2017. Loans generated by the Bank's Loan Acquisition and Servicing Group ("LASG") totaled $44.5 million, which consisted of $3.7 million of purchased loans, at an average price of 84.6% of unpaid principal balance, and $40.8 million of originated loans. The Bank's Small Business Administration and United States Department of Agriculture ("SBA") Division closed $7.8 million of new loans during the quarter, of which $5.9 million were funded. In addition, the Company sold $9.1 million of the guaranteed portion of SBA loans in the secondary market, of which $3.1 million were originated in the current quarter and $6.0 million were originated or purchased in prior quarters. Residential loan production sold in the secondary market totaled $19.2 million for the quarter.

In totality, the loan portfolio – excluding loans held for sale – has decreased by $19.6 million, or 2.5%, compared to June 30, 2017, primarily due to payoffs, pay-downs and sales in the portfolio, partially offset by originations.

The following table highlights the changes in the loan portfolio for the three months ended September 30, 2017:

Three Months Ended September 30, 2017
Loan Portfolio Changes:	(Dollars in thousands)
LASG originations and acquisitions	$44,430
SBA and USDA funded originations	5,913
Community Banking Division originations	22,147
SBA loan sales	(9,135)
Residential loan sales	(19,153)
Transfer to real estate owned	(1,214)
Payoffs, pay-downs and amortization, net	(62,599)
Net change	$(19,611)

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at September 30, 2017
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$126.5
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total capital	$204.6

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended September 30,
	2017				2016
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$4,318	$40,779	$-	$45,097	$16,790	$42,002	$-	$58,792
Net investment basis	3,651	40,779	-	44,430	13,853	42,002	-	55,855

Loan returns during the period:
Yield (1)	12.28%	6.35%	-	8.85%	10.40%	5.88%	0.50%	7.58%
Total Return (1) (2)	12.28%	6.35%	-	8.85%	10.43%	5.88%	0.50%	7.59%

Total loans as of period end:
Unpaid principal balance	$262,144	$340,756	$-	$602,900	$269,462	$206,748	$48,000	$524,210
Net investment basis	231,232	340,756	-	571,988	237,103	206,748	48,000	491,851

(1) Purchased loan balances include loans held for sale of $1.2 million and $789 thousand as of September 30, 2017 and 2016, respectively.

(2)The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, which includes loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter.

2.

Deposits decreased by $27.1 million, or 3.0%, from June 30, 2017, attributable primarily to a decrease in time deposits of $35.7 million, or 10.6%, partially offset by growth in non-maturity (demand, savings and interest checking, and money market) accounts, which increased by $8.6 million, or 1.6%.

3.

Shareholders’ equity increased by $3.1 million from June 30, 2017, primarily due to earnings of $3.8 million, partially offset by stock option exercises which decreased additional paid-in-capital by $917 thousand. Additionally, there was stock-based compensation of $220 thousand, a decrease in accumulated other comprehensive loss of $104 thousand and $87 thousand in dividends paid on common stock.

Net income increased by $2.0 million to $3.8 million for the quarter ended September 30, 2017, compared to $1.8 million for the quarter ended September 30, 2016.

1.

Net interest and dividend income before provision for loan losses increased by $3.5 million for the quarter ended September 30, 2017, compared to the quarter ended September 30, 2016. The increase is primarily due to higher transactional income on purchased loans and higher average balances in the total loan portfolio. This increase was partially offset by higher rates and higher average deposit balances.

The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended September 30,
	2017			2016
	Average	Interest		Average	Interest
	Balance (1)	Income (2)	Yield	Balance (1)	Income (2)	Yield
	(Dollars in thousands)
Community Banking Division	$150,178	$1,746	4.61%	$205,765	$2,401	4.63%
SBA	53,527	941	6.97%	31,148	519	6.61%
LASG:
Originated	328,775	5,265	6.35%	185,109	2,742	5.88%
Purchased	240,136	7,431	12.28%	231,999	6,081	10.40%
Secured Loans to Broker-Dealers	-	-	0.00%	48,000	60	0.50%
Total LASG	568,911	12,696	8.85%	465,108	8,883	7.58%
Total	$772,616	$15,383	7.90%	$702,021	$11,803	6.67%

(1)	Includes loans held for sale.
(2)	SBA interest income includes SBA fees of $48 thousand and $50 thousand for the quarters ended September 30, 2017 and 2016, respectively.

The components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three months ended September 30, 2016, transactional income increased by $1.5 million. The total return on purchased loans for the three months ended September 30, 2017 was 12.28%. The increase over the prior comparable period was primarily due to higher average balances and transactional income in the three months ended September 30, 2017. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended September 30,
	2017		2016
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,613	7.62%	$4,754	8.13%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	-	0.00%	19	0.03%
Other noninterest income	-	0.00%	-	0.00%
Accelerated accretion and loan fees	2,818	4.66%	1,327	2.27%
Total transactional income	2,818	4.66%	1,346	2.30%
Total	$7,431	12.28%	$6,100	10.43%

(1)

The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter. Total return is considered a non-GAAP financial measure.

2.	Noninterest income increased by $150 thousand for the quarter ended September 30, 2017, compared to the quarter ended September 30, 2016, principally due to the following:
●	An increase in gain on sale of SBA loans of $276 thousand, due to a higher dollar amount sold in the quarter; and
●	An increase in fees for other services to customers of $118 thousand, due to higher loan servicing fees on SBA loans sold.
●	The increases in noninterest income were partially offset by a decrease in gain on sale of residential loans held for sale of $251 thousand, due to a lower volume sold in the quarter.

3.	Noninterest expense increased by $88 thousand for the quarter ended September 30, 2017, compared to the quarter ended September 30, 2016, primarily due to the following:
●	An increase in data processing fees of $183 thousand, primarily due to the outsourcing of data processing.
●	The increase in data processing fees was partially offset by a decrease in occupancy and equipment expense of $120 thousand, primarily due to lower computer equipment and software deprecation.

As of September 30, 2017, nonperforming assets totaled $18.7 million, or 1.78% of total assets, as compared to $14.8 million, or 1.37% of total assets, as of June 30, 2017.

As of September 30, 2017, past due loans totaled $12.1 million, or 1.60% of total loans, as compared to $13.4 million, or 1.72% of total loans as of June 30, 2017.

As of September 30, 2017, the Company’s Tier 1 Leverage Ratio was 12.7%, compared to 12.8% at June 30, 2017, and the Total Capital Ratio was 19.9%, compared to 19.5% at June 30, 2017. The increase in the Total Capital Ratio resulted primarily from the net decrease in the loan portfolio, offset by earnings.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Brian Pinheiro, Interim Chief Financial Officer and Chief Risk Officer of Northeast Bancorp, will host a conference call to discuss first quarter earnings and business outlook at 10:00 a.m. Eastern Time on Wednesday, October 25th. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 5098769. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer traditional banking services through the Community Banking Division, which operates ten full-service branches that serve customers located in western, central, and southern Maine. From our Maine and Boston locations, we also lend throughout the New England area. Our Loan Acquisition and Servicing Group ("LASG") purchases and originates commercial loans on a nationwide basis. In addition, our SBA Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common shareholders’ equity, tangible book value per share, total return, and efficiency ratio. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	September 30, 2017	June 30, 2017
Assets
Cash and due from banks	$3,528	$3,582
Short-term investments	147,287	159,701
Total cash and cash equivalents	150,815	163,283

Available-for-sale securities, at fair value	94,508	96,693

Residential real estate loans held for sale	7,106	4,508
SBA loans held for sale	2,400	191
Total loans held for sale	9,506	4,699

Loans
Commercial real estate	471,846	498,004
Commercial and industrial	183,493	175,654
Residential real estate	100,124	101,168
Consumer	4,121	4,369
Total loans	759,584	779,195
Less: Allowance for loan losses	4,034	3,665
Loans, net	755,550	775,530

Premises and equipment, net	7,274	6,937
Real estate owned and other repossessed collateral, net	2,040	826
Federal Home Loan Bank stock, at cost	1,938	1,938
Intangible assets, net	1,191	1,300
Servicing rights, net	2,955	2,846
Bank owned life insurance	16,291	16,179
Other assets	7,569	6,643
Total assets	$1,049,637	$1,076,874

Liabilities and Shareholders' Equity
Deposits
Demand	$74,731	$69,827
Savings and interest checking	105,691	108,417
Money market	380,992	374,569
Time	301,309	337,037
Total deposits	862,723	889,850

Federal Home Loan Bank advances	20,004	20,011
Subordinated debt	23,705	23,620
Capital lease obligation	808	873
Other liabilities	16,503	19,723
Total liabilities	923,743	954,077

Commitments and contingencies	-	-

Shareholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at September 30, 2017 and June 30, 2017	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 7,899,159 and 7,840,460 shares issued and outstanding at September 30, 2017 and June 30, 2017, respectively	7,899	7,841
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 991,194 shares issued and outstanding at both September 30, 2017 and June 30, 2017	991	991
Additional paid-in capital	76,709	77,455
Retained earnings	41,823	38,142
Accumulated other comprehensive loss	(1,528)	(1,632)
Total shareholders' equity	125,894	122,797
Total liabilities and shareholders' equity	$1,049,637	$1,076,874

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended September 30,
	2017	2016
Interest and dividend income:
Interest and fees on loans	$15,383	$11,803
Interest on available-for-sale securities	266	239
Other interest and dividend income	529	215
Total interest and dividend income	16,178	12,257

Interest expense:
Deposits	2,176	1,754
Federal Home Loan Bank advances	172	255
Subordinated debt	508	459
Obligation under capital lease agreements	11	14
Total interest expense	2,867	2,482
Net interest and dividend income before provision for loan losses	13,311	9,775
Provision for loan losses	354	193
Net interest and dividend income after provision for loan losses	12,957	9,582

Noninterest income:
Fees for other services to customers	526	408
Gain on sales of residential loans held for sale	291	542
Gain on sales of SBA loans	1,019	743
Loss recognized on real estate owned and other repossessed collateral, net	-	(14)
Bank owned life insurance income	112	114
Other noninterest income	10	15
Total noninterest income	1,958	1,808

Noninterest expense:
Salaries and employee benefits	5,254	5,314
Occupancy and equipment expense	1,109	1,229
Professional fees	442	496
Data processing fees	604	421
Marketing expense	87	87
Loan acquisition and collection expense	365	227
FDIC insurance premiums	80	124
Intangible asset amortization	109	109
Other noninterest expense	664	619
Total noninterest expense	8,714	8,626
Income before income tax expense	6,201	2,764
Income tax expense	2,433	1,013
Net income	$3,768	$1,751

Weighted-average shares outstanding:
Basic	8,841,511	9,106,144
Diluted	9,048,970	9,133,383

Earnings per common share:
Basic	$0.43	$0.19
Diluted	0.42	0.19

Cash dividends declared per common share	$0.01	$0.01

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,
	2017			2016
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$95,827	$266	1.10%	$94,899	$239	1.00%
Loans (1) (2) (3)	772,616	15,393	7.90%	702,021	11,821	6.68%
Federal Home Loan Bank stock	1,938	20	4.09%	2,408	23	3.79%
Short-term investments (4)	160,354	509	1.26%	154,392	192	0.49%
Total interest-earning assets	1,030,735	16,188	6.23%	953,720	12,275	5.11%
Cash and due from banks	3,134			2,941
Other non-interest earning assets	30,887			30,812
Total assets	$1,064,756			$987,473

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$69,577	$51	0.29%	$70,850	$51	0.29%
Money market accounts	387,632	1,097	1.12%	291,734	682	0.93%
Savings accounts	37,033	13	0.14%	35,769	12	0.13%
Time deposits	312,485	1,015	1.29%	336,271	1,009	1.19%
Total interest-bearing deposits	806,727	2,176	1.07%	734,624	1,754	0.95%
Federal Home Loan Bank advances	20,007	172	3.41%	30,061	255	3.37%
Subordinated debt	23,661	508	8.52%	23,360	459	7.80%
Capital lease obligation	830	11	5.26%	1,087	14	5.11%
Total interest-bearing liabilities	851,225	2,867	1.34%	789,132	2,482	1.25%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	80,565			75,672
Other liabilities	8,473			8,213
Total liabilities	940,263			873,017
Shareholders' equity	124,493			114,456
Total liabilities and shareholders' equity	$1,064,756			$987,473

Net interest income (5)		$13,321			$9,793

Interest rate spread			4.89%			3.86%
Net interest margin (6)			5.13%			4.07%

(1) Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2) Includes loans held for sale.
(3) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(4) Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(5) Includes tax exempt interest income of $10 thousand and $18 thousand for the three months ended September 30, 2017 and 2016, respectively.

(6) Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended:
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Net interest income	$13,311	$13,757	$12,459	$11,833	$9,775
Provision for loan losses	354	389	384	628	193
Noninterest income	1,958	2,890	2,308	2,690	1,808
Noninterest expense	8,714	9,364	8,842	8,956	8,626
Net income	3,768	4,027	3,461	3,100	1,751

Weighted-average common shares outstanding:
Basic	8,841,511	8,823,679	8,830,442	8,831,235	9,106,144
Diluted	9,048,970	8,979,471	8,893,534	8,864,618	9,133,383
Earnings per common share:
Basic	$0.43	$0.46	$0.39	$0.35	$0.19
Diluted	0.42	0.45	0.39	0.35	0.19
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	1.40%	1.57%	1.37%	1.24%	0.70%
Return on average equity	12.01%	13.34%	12.03%	10.92%	6.07%
Net interest rate spread (1)	4.89%	5.32%	4.90%	4.72%	3.86%
Net interest margin (2)	5.13%	5.55%	5.11%	4.94%	4.07%
Efficiency ratio (non-GAAP) (3)	57.07%	56.25%	59.88%	61.67%	74.47%
Noninterest expense to average total assets	3.25%	3.64%	3.50%	3.59%	3.47%
Average interest-earning assets to average interest-bearing liabilities	121.09%	121.13%	120.84%	120.73%	120.86%

	As of:
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Nonperforming loans:
Originated portfolio:
Residential real estate	$3,667	$3,337	$3,265	$2,827	$3,273
Commercial real estate	2,409	413	420	396	361
Home equity	58	58	48	48	48
Commercial and industrial	2,629	2,600	2,636	2,659	347
Consumer	131	103	65	48	121
Total originated portfolio	8,894	6,511	6,434	5,978	4,150
Total purchased portfolio	7,758	7,452	8,388	4,219	4,773
Total nonperforming loans	16,652	13,963	14,822	10,197	8,923
Real estate owned and other repossessed collateral, net	2,040	826	3,761	3,145	3,774
Total nonperforming assets	$18,692	$14,789	$18,583	$13,342	$12,697

Past due loans to total loans	1.60%	1.72%	3.25%	2.85%	1.36%
Nonperforming loans to total loans	2.19%	1.79%	2.00%	1.33%	1.24%
Nonperforming assets to total assets	1.78%	1.37%	1.81%	1.32%	1.29%
Allowance for loan losses to total loans	0.53%	0.47%	0.46%	0.41%	0.35%
Allowance for loan losses to nonperforming loans	24.23%	26.25%	22.77%	30.47%	28.08%

Commercial real estate loans to risk-based capital (4)	167.03%	181.23%	181.83%	197.11%	179.96%
Net loans to core deposits (5)	88.68%	87.68%	87.46%	92.04%	90.22%
Purchased loans to total loans, including held for sale	30.11%	31.43%	31.87%	32.91%	32.54%
Equity to total assets	11.99%	11.40%	11.55%	11.35%	11.32%
Common equity tier 1 capital ratio	16.40%	16.00%	15.80%	14.94%	15.34%
Total capital ratio	19.93%	19.48%	19.30%	18.31%	18.81%
Tier 1 leverage capital ratio	12.70%	12.81%	12.46%	12.60%	12.25%

Total shareholders' equity	$125,894	$122,797	$118,675	$114,942	$111,553
Less: Preferred stock	-	-	-	-	-
Common shareholders' equity	125,894	122,797	118,675	114,942	111,553
Less: Intangible assets (6)	(4,146)	(4,146)	(3,898)	(3,856)	(3,797)
Tangible common shareholders' equity (non-GAAP)	$121,748	$118,651	$114,777	$111,086	$107,756

Common shares outstanding	8,890,353	8,831,654	8,815,279	8,831,235	8,831,235
Book value per common share	$14.16	$13.90	$13.46	$13.02	$12.63
Tangible book value per share (non-GAAP) (7)	13.69	13.43	13.02	12.58	12.20

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3) The efficiency ratio represents noninterest expense divided by the sum of net interest income (before the loan loss provision) plus noninterest income.

(4) For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5) Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held for sale.

(6) Includes the core deposit intangible asset and servicing rights asset.

(7) Tangible book value per share represents total shareholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.